Exhibit 10.21

Execution Version

AMENDMENT NO. 1 TO THE THIRD AMENDED AND RESTATED OMNIBUS AGREEMENT
THIS AMENDMENT NO. 1 TO THE THIRD AMENDED AND RESTATED OMNIBUS AGREEMENT (the “Amendment No. 1”), is entered into and executed on February 20, 2015, and effective as of December 31, 2014 (the “Amendment No. 1 Effective Date”), among Tesoro Corporation, a Delaware corporation (“Tesoro”), on behalf of itself and the other Tesoro Entities (as defined in the Third Omnibus Agreement, defined below), Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), Tesoro Companies, Inc., a Delaware corporation, Tesoro Alaska Company LLC, a Delaware limited liability (“Tesoro Alaska”), Tesoro Logistics LP, a Delaware limited partnership (the “Partnership”), and Tesoro Logistics GP, LLC, a Delaware limited liability company (the “General Partner”). The above-named entities are sometimes referred to in this Amendment No. 1 as “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, the Parties executed that certain Third Amended and Restated Omnibus Agreement dated as of July 1, 2014 (the “Third Omnibus Agreement”);
WHEREAS, in 2013 PHMSA revised the U.S. DOT’s Pipeline Integrity Management Rule 49 CFR 195.452 (the “2013 PHMSA Interpretation”) to expressly state that pipeline operators are required to maintain records showing the maximum operating pressure of a line as evidenced by signed hydrotest charts for the useful life of the pipe;
WHEREAS, indications of a completed hydrotest for the THPP High Plains pipeline system (“High Plains System”) were located by THPP, but the signed hydrotest charts for a majority of the High Plains System have not been found;
WHEREAS, to (i) ensure the integrity of High Plains System, (ii) to maintain proper documentation, and (iii) to ensure and maintain the High Plains System flow rate for the benefit of TRMC and avoid any possibility of a PHMSA-mandated flow rate reduction, renewed hydrotesting of High Plains System was recommended;
WHEREAS, starting in May of 2014, TLLP began hydrotesting sections of the High Plains System that run from Johnsons Corner, ND to Ramberg, ND; testing for sections from Johnsons Corner to Dunn, ND started in October 2014; and additional segments of the system are to be tested over the next three years;
WHEREAS, as of December 31, 2014, the costs incurred by TLLP in connection with the completed hydrotests were $13,100,000 (the “2014 Hydrotest Costs”);
WHEREAS, the current language in the Third Omnibus Agreement, together with the timing of the 2013 PHMSA Interpretation, allow both TRMC and TLLP to make reasonable arguments that the other party is responsible for such costs; and
WHEREAS, for the avoidance of doubt, potential dispute and any admission of non-compliance with 49 CFR 195.452, the Parties desire to amend the Third Omnibus Agreement,

whereby (i) TRMC would agree to directly reimburse TLLP for the 2014 Hydrotest Costs, and (ii) the Parties would agree to negotiate in good faith an adjusted NDPSC tariff or tariff surcharge charged to TRMC in connection with the High Plains TSA for the recoupment of the hydrotest costs incurred by TLLP for the hydrotesting of the remaining segments on the THPP System.
NOW, THEREFORE, in consideration of the premises, and the covenants, conditions and agreements contained herein and in the Third Omnibus Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    The Recitals are incorporated into the Third Omnibus Agreement and any capitalized terms not otherwise defined herein shall have the meanings set forth in the Third Omnibus Agreement.

2.    As of the Amendment No. 1 Effective Date, Section 5.1(b) of the Third Omnibus Agreement is hereby amended and restated in its entirety as follows:
“(b)    during the period commencing on the applicable Closing Date and ending on the fifth anniversary of the applicable Closing Date, the expenses incurred by the Partnership Group for repairs and maintenance to storage tanks, pressure vessels and pipelines included as part of the Assets and expenses that are made solely in order to comply with current minimum standards under (i) the U.S. Department of Transportation’s Pipeline Integrity Management Rule 49 CFR 195.452, including the 2013 PHMSA Interpretation thereof, (ii) American Petroleum Institute (API) Standard 653 for Aboveground Storage Tanks, and (iii) applicable pressure vessel codes as required to allow a terminal to provide services to TRMC under an applicable terminal service agreement, but only if and to the extent that such repairs and maintenance are identified before, during or as a result of the first scheduled API 653 inspections, pressure vessel inspection or pipeline inspections or tests that occur after the applicable Closing Date, and this clause (b) shall apply only to the contribution agreements indicated on Schedule VII. For the avoidance of any doubt, potential dispute and/or admission of non-compliance with 49 CFR 195.452, the Parties hereby agree and acknowledge that the 2014 Hydrotest Costs shall be covered by this section, and that (i) TRMC will directly reimburse THPP for the 2014 Hydrotest Costs, (ii) going forward the reimbursement/recoupment mechanism for future hydrotest costs will no longer be by direct reimbursement from TRMC to TLLP, but instead by repayment through future tariff adjustments on the High Plains System, and (iii) the hydrotest costs incurred to be incurred in 2015 and 2016 for additional segments on the High Plains System will be recouped by THPP through an adjusted NDPSC tariff or tariff surcharge on intrastate transportation to a Mandan destination, such adjusted tariff surcharge to be negotiated in good faith by the Parties pursuant to the High Plains Transportation Services Agreement dated April 26, 2011.”
3.    Other than as set forth above, the Third Omnibus Agreement, as amended, shall remain in full force and effect as written.

4.    This Amendment No. 1 shall be governed by and shall be construed in accordance with the laws of the State of Texas.

5.    This Amendment No. 1 may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.  Delivery of an executed signature page of this Amendment No. 1 by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

6.    This Amendment No. 1 shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns.

7.    Should any clause, sentence, paragraph, subsection or section of this Amendment No. 1 be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment No. 1, and the part or parts of this Amendment No. 1 so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

8.    This Amendment No. 1 sets forth all of the covenants, agreements, conditions, understandings, warranties and representations of the Parties relative to the subject matter hereof, and any previous agreement among such parties with respect to the subject matter hereof is superseded by this Amendment No. 1.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 1 effective as of the date first written above.

TESORO CORPORATION

By:         /s/ GREGORY J. GOFF
Gregory J. Goff
Chairman, President and Chief Executive Officer

TESORO REFINING & MARKETING COMPANY LLC

By:         /s/ GREGORY J. GOFF
Gregory J. Goff
Chairman of the Board of Managers and President

TESORO COMPANIES, INC.

By:         /s/ GREGORY J. GOFF
Gregory J. Goff
Chairman of the Board of Directors and President

TESORO ALASKA COMPANY LLC

By:         /s/ GREGORY J. GOFF
Gregory J. Goff
Chairman of the Board of Directors and President

Signature Page 1 to Amendment No. 1 to
Third Amended and Restated Omnibus Agreement

TESORO LOGISTICS LP

By:	Tesoro Logistics GP, LLC, its
general partner

By:	/s/ PHILLIP M. ANDERSON Phillip M. Anderson President

TESORO LOGISTICS GP, LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson
President

Signature Page 2 to Amendment No. 1 to
Third Amended and Restated Omnibus Agreement